REPORT OF INDEPENDENT REGISTERED
       PUBLIC ACCOUNTING FIRM


To  the  Shareholders  and  Board  of
Directors
Aegis Value Fund  Inc.


We   have  audited  the  accompanying
statement  of assets and  liabilities
of  Aegis Value Fund  Inc.  including
the  portfolio of investments  as  of
August  31   2007   and  the  related
statement of operations for the  year
then  ended  the statement of changes
in  net  assets for each of  the  two
years  in the period then ended   and
the financial highlights for each  of
the  four  years in the  period  then
ended.   These  financial  statements
and   financial  highlights  are  the
responsibility   of   the   Fund    s
management.  Our responsibility is to
express an opinion on these financial
statements  and financial  highlights
based  on  our audits.  The financial
highlights for the year ended  August
31   2003 have been audited by  other
auditors  whose report dated  October
24   2003  expressed  an  unqualified
opinion on such financial highlights.

We conducted our audits in accordance
with  the  standards  of  the  Public
Company  Accounting  Oversight  Board
United   States  .   Those  standards
require that we plan and perform  the
audits to obtain reasonable assurance
about     whether    the    financial
statements  and financial  highlights
are  free  of  material misstatement.
An  audit  includes examining   on  a
test  basis  evidence supporting  the
amounts   and  disclosures   in   the
financial statements.  Our procedures
included  confirmation of  securities
owned  as  of  August  31   2007   by
correspondence with the custodian and
brokers.   Where  brokers  have   not
replied  to our confirmation requests
we    performed   other   appropriate
auditing  procedures.  An audit  also
includes   assessing  the  accounting
principles   used   and   significant
estimates made by management  as well
as  evaluating the overall  financial
statement  presentation.  We  believe
that  our audits provide a reasonable
basis for our opinion.

In   our   opinion    the   financial
statements  and financial  highlights
referred to above present fairly   in
all  material respects  the financial
position of Aegis Value Fund  Inc. as
of  August  31  2007  the results  of
its  operations  for  the  year  then
ended   the changes in its net assets
for  each  of  the two years  in  the
period  then ended  and its financial
highlights for each of the four years
in   the   period  then   ended    in
conformity with accounting principles
generally  accepted  in  the   United
States of America.


BRIGGS BUNTING & DOUGHERTY  LLP

Philadelphia  Pennsylvania
October 18  2007